EXHIBIT 99.8
                                                                    ------------

                       DIRECT FOCUS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION


This Form 8-K/A contains unaudited pro forma consolidated financial statements of Direct Focus, Inc. (the "Unaudited Pro Forma Consolidated Financial Statements") which give effect to the acquisition by Direct Focus, Inc. ("Direct Focus") of the Fitness Division of Schwinn/GT Corp. (the "Fitness Division") on September 20, 2001 (the "Acquisition").

The Unaudited Pro Forma Consolidated Statements of Operations have been prepared as if the Acquisition had occurred on January 1, 2000. The Pro Forma Consolidated Balance Sheet has been prepared as if the Acquisition occurred on June 30, 2001. The Acquisition was accounted for using the purchase method of accounting. The allocation of purchase price to the assets acquired and liabilities assumed has been made using estimated fair values that include values based on independent appraisals and management estimates. These estimates may be subject to adjustment as they are finalized. Any subsequent adjustments are expected to occur by the Company's 2001 year-end and, in the opinion of management, are not expected to have a material effect on the pro forma results of operations or financial position.

If the Acquisition had occurred on June 30, 2001, the allocation of the approximately $67.5 million purchase price would have been as follows (in thousands):

Trade receivables                         $  8,223
Inventories                                 17,939
Prepaid and other current assets               373
Property, plant and equipment                7,254
Other assets                                    23
Trademark                                    6,800
Goodwill                                    28,659
Liabilities assumed                         (1,805)
                                          --------

                                          $ 67,466
                                          ========

The historical financial information for the Fitness Division was derived from the audited and unaudited combined statements of sales, cost of sales and direct expenses and the combined statements of assets acquired and liabilities assumed of the Fitness Division. Direct expenses attributed to the Fitness Division include only those costs directly involved with the revenue producing activities of the Fitness Division. Assets acquired and liabilities assumed are as defined in the Asset Purchase Agreement by and among Direct Focus, Inc. and Schwinn/GT Corp. Goodwill will not be amortized but will be tested for impairment annually in accordance with recently adopted Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. The historical financial information for Direct Focus, Inc. was derived from the audited financial statements as of and for the year ended December 31, 2000 and unaudited financial statements as of June 30, 2001, as included in Form 10-Q.

Direct expenses do not include allocated corporate, treasury, legal, tax, information systems, interest, management fees and other similar corporate expenses. The Fitness Division could not operate on a stand-alone basis without incurring some or all of these expenses. As a result, the unaudited pro forma consolidated financial statements are not indicative of what the actual results would have been had the Fitness Division Acquisition been completed on the date indicated nor do they purport to indicate the results of future operations of Direct Focus, Inc. or the Fitness Division. The unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and the historical financial statements and the notes thereto of Direct Focus, Inc. and the Fitness Division.

DIRECT FOCUS, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED)
(DOLLARS - IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

------------------------------------------------------------------------------------------------------------------------------------
                                                DIRECT
                                                FOCUS,              FITNESS                               NOTE        PRO FORMA
                                                 INC.               DIVISION            ADJUSTMENTS        REF         COMBINED
                                             -----------          -----------           -----------        ---       -----------

NET SALES                                    $   149,864          $    45,770          $      --                     $   195,634

COST OF SALES                                     51,076               34,696                   34        (1)             85,806
                                             -----------          -----------           -----------                  -----------


           Gross profit                           98,788               11,074                  (34)                      109,828
                                             -----------          -----------           -----------                  -----------

OPERATING EXPENSES:
  Selling and marketing                           45,785                3,559                 --                          49,344
  General and administrative                       6,616                2,373                  178        (2)              9,167
  Royalties                                        3,322                  585                 --                           3,907
                                             -----------          -----------           -----------                  -----------


           Total operating expenses               55,723                6,517                  178                        62,418
                                             -----------          -----------           -----------                  -----------

OPERATING INCOME (LOSS)                           43,065                4,557                 (212)                       47,410

Other income                                       2,699                 --                   --                           2,699
                                             -----------          -----------           -----------                  -----------


NET INCOME BEFORE INCOME TAXES                    45,764                4,557                 (212)                       50,109

INCOME TAXES                                      16,475                 --                   --                          16,475
                                             -----------          -----------           -----------                  -----------


NET INCOME  (LOSS)                           $    29,289          $     4,557          $      (212)                  $    33,634
                                             ===========          ===========           ===========                  ===========

Basic earnings per share                     $      0.83                                                             $      0.95

Diluted earnings per share                   $      0.81                                                             $      0.93

Basic shares outstanding                      35,297,229                                                              35,297,229

Diluted shares outstanding                    36,122,757                                                              36,122,757

See notes to pro forma consolidated financial statements

DIRECT FOCUS, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2000 (UNAUDITED)
(DOLLARS - IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

------------------------------------------------------------------------------------------------------------------------------------
                                                DIRECT
                                                FOCUS,              FITNESS                               NOTE        PRO FORMA
                                                 INC.               DIVISION            ADJUSTMENTS        REF         COMBINED
                                             -----------          -----------           -----------        ---       -----------

NET SALES                                    $   223,927          $   114,304          $      --                     $   338,231

COST OF SALES                                     75,574               79,588                  173        (1)            155,335
                                             -----------          -----------           -----------                  -----------


           Gross profit                          148,353               34,716                 (173)                      182,896
                                             -----------          -----------           -----------                  -----------

OPERATING EXPENSES:
  Selling and marketing                           73,510               10,950                 --                          84,460
  General and administrative                       8,804                3,662                  488        (2)             12,954
  Royalties                                        4,979                2,233                 --                           7.212
                                             -----------          -----------           -----------                  -----------


           Total operating expenses               87,293               16,845                  488                       104,626
                                             -----------          -----------           -----------                  -----------

OPERATING INCOME (LOSS)                           61,060               17,871                 (661)                       82,249

Other income                                       3,979                 --                   --                           3,979
                                             -----------          -----------           -----------                  -----------


NET INCOME BEFORE INCOME TAXES                    65,039               17,871                 (661)                       82,249

INCOME TAXES                                      23,413                 --                   --                          23,413
                                             -----------          -----------           -----------                  -----------


NET INCOME  (LOSS)                           $    41,626          $    17,871          $      (661)                  $    58,836
                                             ===========          ===========           ===========                  ===========

Basic earnings per share                     $      1.17                                                             $      1.67

Diluted earnings per share                   $      1.16                                                             $      1.63

Basic shares outstanding                      35,287,603                                                              35,287,603

Diluted shares outstanding                    35,997,366                                                              36,997,366

See notes to pro forma consolidated financial statements

DIRECT FOCUS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2001 (UNAUDITED)
(DOLLARS - IN THOUSANDS)

----------------------------------------------------------------------------------------------------------------------------
                                                        DIRECT
                                                        FOCUS,      FITNESS                            NOTE        PRO FORMA
ASSETS                                                   INC.       DIVISION      ADJUSTMENTS          REF.         COMBINED
                                                      ---------     ---------      ---------           ---         ---------
CURRENT ASSETS:
   Cash and cash equivalents                          $  70,676     $    --       $ (41,464)            (3)        $  29,212
   Short-term investments                                24,002          --         (24,002)            (3)             --
   Trade receivables                                      4,470         8,223          --                             12,693
   Inventories                                           22,064        16,951           988             (4)           40,003
   Prepaid expenses and other current assets                826           373          --                              1,199

   Note receivable                                        1,992          --            --                              1,992

   Current deferred tax asset                             1,292          --            --                              1,292
                                                      ---------     ---------      ---------                       ---------

         Total current assets                           125,322        25,547       (64,478)                          86,391

PROPERTY, PLANT, AND EQUIPMENT, Net                      17,239        10,380        (3,126)            (5)           24,493

OTHER ASSETS                                              4,285            23        35,459             (2)(6)        39,767
                                                      ---------     ---------      ---------                       ---------

TOTAL ASSETS                                          $ 146,846     $  35,950     $ (32,145)                       $ 150,651
                                                      =========     =========      =========                       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Trade payables                                     $  19,989     $     340     $    --                          $  20,329
   Accrued liabilities                                    7,245           872         2,000             (3)           10,117
   Income taxes payable                                   1,707           593          --                              2,300

   Royalty payable to stockholders                        1,576          --            --                              1,576

   Customer deposits                                      1,051          --            --                              1,051
                                                      ---------     ---------      ---------                       ---------

        Total current liabilities                        31,568         1,805         2,000                           35,373
                                                      ---------     ---------      ---------                       ---------


LONG-TERM DEFERRED TAX LIABILITY                            731          --            --                                731
                                                      ---------     ---------      ---------                       ---------

STOCKHOLDERS' EQUITY:

   Common stock                                           9,203          --            --                              9,203

   Retained earnings                                    105,344          --            --                            105,344
   Fitness division net assets                             --          34,145       (34,145)            (7)             --
                                                      ---------     ---------      ---------                       ---------
 Total stockholders' equity                             114,547          --            --                            114,547
                                                      ---------     ---------      ---------                       ---------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                  $ 146,846     $  35,950     $ (32,145)                       $ 150,651
                                                      =========     =========      =========                       =========

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

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLARS - IN THOUSANDS)


1.   Adjustments to cost of sales are as follows:

                                                             SIX MONTHS
                                                                ENDED     YEAR ENDED
                                                              JUNE 30,     DEC. 31,
                                                                2001         2000
                                                              --------     --------
     Adjust depreciation expense based on appraised value
       of property, plant and equipment acquired              $     34     $    173
                                                              ========     ========

2.   Adjustments to general and administrative expense are as follows:

                                                             SIX MONTHS
                                                                ENDED     YEAR ENDED
                                                              JUNE 30,     DEC. 31,
                                                                2001         2000
                                                              --------     --------

     Adjust depreciation expense based on appraised value
       of property, plant and equipment acquired              $      8     $    148

     Adjust amortization expense for appraised value of
       trademarks acquired                                         170          340
                                                              --------     --------
                                                              $    178     $    488
                                                              ========     ========

     Included in general and administrative expense of the Fitness Division for the year ended December 31, 2000 is a $1,700 charge to write-off trade receivables related to a customer that filed for bankruptcy protection.

     Direct Focus has determined that the intangible asset associated with the Acquisition (a trademark valued at $6.8 million) has a indefinite useful life. However, as the expected use and cash flows from the trademark is expected to be approximately 20 years, Direct Focus will amortize the trademark using the straight-line method over this period. Direct Focus will evaluate the remaining useful life of the trademark that is being amortized each reporting period to determine whether events and circumstances warrant a revision to the remaining period of amortization.

     As discussed in the Basis of Presentation Section, direct expenses do not include allocated corporate, treasury, legal, tax, information systems, management fees and other similar corporate expenses. Had these amounts been allocated, net income for the Fitness Division for the year ended December 31, 2000 and the six months ended June 30, 2001 would have decreased by approximately $10,000 and $3,000 respectively.

     Direct Focus adopted the provision of SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, as part of the Acquisition. The adoption of this statement results in no amortization of goodwill recorded as part of the acquisition.

3. Adjustment is to reflect the purchase price for the assets acquired and liabilities assumed of the Fitness Division. Total purchase price is approximately $67,466, as follows:


     Cash paid to Schwinn/GT Corp.                     $ 65,466
     Acquisition costs                                    2,000
                                                       --------
                                                       $ 67,466
                                                       ========

     The cash paid to Schwinn/GT Corp. is assumed to be paid from short-term investments, with the remainder to be paid from cash and cash equivalents. Acquisition costs have been recorded as an adjustment to accrued liabilities in the accompanying pro forma balance sheet.

4. The Fitness Division's manufactured treadmill inventory was subject to purchase accounting guidelines which require step-up basis adjustments. The Fitness Division stepped up the value of manufactured finished goods inventory acquired, in accordance with accounting principles generally accepted in the United States of America. This adjustment is to state the value of such inventories at their net realizable value, less a margin to allow for costs incurred to sell such inventory. This adjustment applies only to the inventory manufactured by the Fitness Division for resale to third parties.

5. Represents an adjustment to record property, plant, and equipment at its appraised value as of the date of the Acquisition.

6. Represents the allocation of the purchase price to trademarks ($6,800) and goodwill ($28,659). This goodwill is based on the June 30, 2001 values of assets acquired and liabilities assumed.

7. Represents an adjustment to eliminate the historical net assets of the Fitness Division.









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